EXHIBIT 10.15
TRICO MARINE SERVICES, INC.
Compensation for Chief Administrative Officer, Vice President and General Counsel

Executive	Title	Base Salary	Date in Effect
Rishi A. Varma	Chief Administrative Officer, Vice President and General Counsel	$250,000	March 21, 2007(1)

	Vice President and General Counsel	$215,000	July 6, 2006(2)

	General Counsel	$190,000	May 2, 2005

(1)	Salary increased as a result of promotion to Chief Administrative Officer as well as existing General Counsel position

(2)	Salary increased as a result of promotion to Vice President